                                                                   EXHIBIT 10.11

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

           COMBINED AGGREGATE AND CASUALTY CATASTROPHE EXCESS OF LOSS
                               REINSURANCE TREATY

                            EFFECTIVE JANUARY 1, 1994

ARTICLE            SUMMARY                                                  PAGE
-------            -------                                                  ----
1             BUSINESS COVERED                                                 2
2             TERM                                                             3
3             TERRITORY AND INURING REINSURANCE                                3
4             EXCLUSIONS                                                       3
5             COVERAGES AND AGGREGATE LIMITS                                   3
6             DEFINITIONS                                                      4
7             NET RETAINED LIABILITY                                           6
8             COVERAGE A DEPOSIT CONSIDERATION AND                             6
              COVERAGE A ACTUAL CONSIDERATION,
              COVERAGE A ADDITIONAL COVERAGE CONSIDERATION,
              REINSURERS' EXPENSE CHARGE AND COVERAGE B CONSIDERATION
9             OFFSET AND SECURITY                                              9
10            REPORTS AND LOSS SETTLEMENTS                                    10
11            PROFIT SHARING, FUNDS WITHHELD ACCOUNT AND
              INTEREST CREDIT                                                 11
12            LIABILITY OF THE REINSURER AND CURRENCY                         12
13            COMMUTATION                                                     13
14            EXCESS OF ORIGINAL POLICY LIMITS                                13
15            EXTRA CONTRACTUAL OBLIGATIONS                                   14
16            ERRORS AND OMISSIONS                                            14
17            ACCESS TO RECORDS                                               14
18            ACTUARIAL REVIEW                                                15
19            LOSS RESERVE FUNDING                                            15
20            FUNDS WITHHELD TRUST ACCOUNT                                    16
21            INSOLVENCY                                                      16
22            ARBITRATION                                                     17
23            CHANGES IN ADMINISTRATIVE PRACTICES                             18
24            TAXES                                                           18
25            SERVICE OF SUIT                                                 18
26            NO ASSIGNMENT                                                   19
27            INTERMEDIARY                                                    19

                      1994 COMBINED AGGREGATE AND CASUALTY
                           CATASTROPHE EXCESS OF LOSS
                         REINSURANCE AGREEMENT NO. 1994

                                     BETWEEN

               THE REINSURERS SUBSCRIBING THE RESPECTIVE INTERESTS
                        AND LIABILITIES AGREEMENTS HERETO

                        (HEREINAFTER CALLED "REINSURERS")

                                       AND

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY

                            LAWRENCEVILLE, NEW JERSEY

                    (HEREINAFTER CALLED THE "CEDING COMPANY")


                          ARTICLE 1: BUSINESS COVERED


This Agreement shall indemnify the CEDING COMPANY with respect to ULTIMATE NET LOSSES which may accrue to the CEDING COMPANY under any and all POLICIES subject to the Terms and Conditions of this Agreement.

As respects COVERAGE A hereon, the REINSURERS shall provide coverage on a losses occurring during basis during the TERM in respect of all of the CEDING COMPANY'S POLICIES underwritten on a losses occurring during basis. Also, as respects COVERAGE A hereon, the REINSURERS shall provide coverage on a claims first made basis during the TERM in respect of all of the CEDING COMPANY'S POLICIES, including the HIV Endorsement, underwritten on a claims first made basis. For all purposes, the "PERMANENT PROTECTION POLICIES (PPP)" underwritten by the CEDING COMPANY shall in all cases be deemed to cover on a losses occurring during basis of underlying coverage. REINSURERS shall be subject to all of the conditions of the PPP including policy limits and the aggregate limit formula under the extended reporting coverage therein.

As respects COVERAGE B hereon, the REINSURERS shall provide coverage hereon on a claims first made basis during the TERM regardless of the basis of coverage provided by the CEDING COMPANY.

REINSURERS shall remain liable for all losses covered as detailed above during the TERM until all such losses are paid or this Agreement is commuted.

                                ARTICLE 2: TERM

This Agreement shall be effective from January 1, 1994 through December 31, 1994, both days inclusive.

Should this Agreement expire while a COVERAGE A loss covered in respect of a loss occurrence policy, such as the PPP is in progress, the REINSURERS shall be responsible for the loss in progress in the same manner and to the same extent they would have been responsible had the Agreement expired the day following the conclusion of the loss in progress.



                  ARTICLE 3: TERRITORY AND INURING REINSURANCE

This Agreement will cover POLICIES written within the United States of America. All other REINSURANCE AGREEMENTS that inure to the benefit of this Agreement shall be deemed in place until all liability of the REINSURERS hereon is finalized by payment of all losses or commutation.

                             ARTICLE 4: EXCLUSIONS

This Agreement shall not apply to and specifically excludes:

A.       Workers' Compensation Insurance;

B. Insolvency funds, in accordance with the Insolvency Funds Exclusion Clause attached hereto;

C.       Business assumed from Pools, Syndicates, and Associations;

D. Business excluded by the attached Nuclear Incident Exclusion Clause - Liability Reinsurance - U.S.A., except that provisions of this clause shall not apply to liability arising out of the practice of Nuclear Medicine and activities relating to Nuclear Medicine by the original insured.

E. War Risks, in accordance with the North American War Exclusion Clause attached hereto;

F.       Unallocated LOSS ADJUSTMENT EXPENSES as described in ARTICLE 6, Section
         E.


                   ARTICLE 5: COVERAGES AND AGGREGATE LIMITS

A.       COVERAGE A

         Should the CEDING COMPANY'S LOSS RATIO exceed 80% (hereinafter called the Retention), the REINSURERS shall be liable for 100% of the paid amount of ULTIMATE NET LOSSES in excess of the Retention subject to a maximum AGGREGATE LIMIT of 70% of SNEP unless the REINSURERS agree to provide additional AGGREGATE LIMIT as per the following paragraph.

         The REINSURERS may unilaterally offer at any time, and the CEDING COMPANY shall accept and purchase additional coverage up to 100% of the paid amount of ULTIMATE NET LOSSES in excess of the CEDING COMPANY'S LOSS RATIO of 150% subject to a maximum aggregate additional limit of 6% of SNEP. Subject also to ARTICLE 5, Section C., in no event shall REINSURERS be liable for more than $100,000,000 in the aggregate for COVERAGE A.

         COVERAGE B hereon shall inure to COVERAGE A. Therefore, ULTIMATE NET LOSSES in respect of the CEDING COMPANY'S NET RETAINED LIABILITY shall be reduced by any amounts recoverable in respect of COVERAGE B.

B.       COVERAGE B

         This AGREEMENT shall indemnify the CEDING COMPANY for $7,000,000 indemnity portion of ULTIMATE NET LOSS excess of $3,000,000 indemnity portion of ULTIMATE NET LOSS per LOSS OCCURRENCE as respects claims first made during the TERM. Pro rata LOSS ADJUSTMENT EXPENSES on each claim first made shall also be covered. Notwithstanding the definition of ULTIMATE NET LOSS as per Section D of ARTICLE 6: DEFINITIONS, LOSS ADJUSTMENT EXPENSE shall be excluded from the determination of ULTIMATE NET LOSS referenced in this COVERAGE B. This Agreement shall, however, indemnify the CEDING COMPANY for pro-rata LOSS ADJUSTMENT EXPENSES in addition to loss indemnity amounts subject to an AGGREGATE LIMIT in all equal to $7,000,000.

         In circumstances where two or more policies are involved in the same occurrence and there is a difference in the date claims are made under the original policies, the date the first claim is made shall be the date of the event for purposes of any recovery hereunder.

C.       AGGREGATE LIMIT

         In no event shall REINSURERS be liable for more than $107,000,000 in the Aggregate inclusive of covered LOSS ADJUSTMENT EXPENSE for this Agreement for COVERAGES A and B combined.



                             ARTICLE 6: DEFINITIONS

A. "CUMULATIVE SUBJECT NET EARNED PREMIUMS" (SNEP) shall mean the cumulative NET WRITTEN PREMIUM INCOME of the CEDING COMPANY during the period January 1, 1994 through December 31, 1994 plus the NET WRITTEN PREMIUM INCOME unearned at December 31, 1993 less the NET WRITTEN PREMIUM INCOME unearned as of the calendar quarter end calculation date but no later than December 31, 1994.

B. "NET WRITTEN PREMIUM INCOME" shall mean gross written premiums of the CEDING COMPANY less cancellations and returns and less premiums paid for all other reinsurances for the period January 1, 1994 through December 31, 1994, except for NON-TRADITIONAL REINSURANCE AGREEMENTS which shall be disregarded for the calculation of SNEP.

C.       1.       "NON-TRADITIONAL REINSURANCE AGREEMENTS" shall mean any
                  reinsurance agreement which allows for PROFIT SHARING (or any other form of contractual adjustment) exceeding 25% of initial reinsurance premium paid. This definition does not apply to swing rated excess reinsurance coverages.

         2. "TRADITIONAL REINSURANCE AGREEMENTS" shall mean any reinsurance agreement which is not a non-traditional reinsurance agreement.

D. The term "ULTIMATE NET LOSS" means the actual loss, arising from a LOSS OCCURRENCE as covered in accordance with ARTICLE 1: BUSINESS COVERED, including LOSS ADJUSTMENT EXPENSE, 80% of LOSS IN EXCESS OF POLICY LIMITS and 80% of EXTRA CONTRACTUAL OBLIGATIONS, and including losses incurred but not yet reported, all paid, payable, or to be paid, by the CEDING COMPANY after making deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether such reinsurance is collectible or not; provided, however, that in the event of the insolvency of the CEDING COMPANY, payment by the REINSURERS shall be made in accordance with the provisions of the INSOLVENCY Article. Nothing herein shall be construed to mean that losses under this Agreement are not recoverable until the CEDING COMPANY'S ULTIMATE NET LOSS has been ascertained.

E. "LOSS ADJUSTMENT EXPENSE" means all costs and expenses allocable to a specific claim or claims that are incurred by the CEDING COMPANY in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; and c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. LOSS ADJUSTMENT EXPENSE does not include unallocated LOSS ADJUSTMENT EXPENSE. Unallocated LOSS ADJUSTMENT EXPENSE includes, but is not limited to, salaries and expenses of employees, and office and other overhead.

F. "POLICIES" means any and all original policies, contracts, and binders of insurance underwritten by the CEDING COMPANY and classified as:

              Medical and Dental Practitioner Professional Liability
                  (including HIV Endorsement Coverage)*
              Hospital Professional Liability
              Other Health Care Institution Liability
              Professional Premises Liability
              Commercial General Liability
              Excess/Umbrella Liability

              *Policies shall only include HIV coverage to insured medical and dental practitioners of the CEDING COMPANY. Coverages for others for HIV shall only be available upon REINSURERS' approval.

G. "LOSS RATIO" means the ratio of ULTIMATE NET LOSSES incurred divided by CUMULATIVE SUBJECT NET EARNED PREMIUM as of the date of calculation.

H. "CEDED LOSS RATIO" means the ratio of ceded ULTIMATE NET LOSSES incurred divided by CUMULATIVE SUBJECT NET EARNED PREMIUM as of the date of calculation.

I. "LOSS OCCURRENCE" means LOSS OCCURRENCE or medical incident, or otherwise the event giving rise to coverage, all as defined and provided within the underlying POLICIES underwritten by the CEDING COMPANY.


                       ARTICLE 7: NET RETAINED LIABILITY

COVERAGE A applies only to that portion of any LOSS OCCURRENCE which the CEDING COMPANY retains net for its own account. All other REINSURANCE AGREEMENTS shall inure to the benefit of this Agreement and be deemed in place until all liability hereon is finalized.

The CEDING COMPANY warrants that the minimum NET RETAINED LIABILITY is $750,000 per insured and $1,000,000 per event for insureds in New Jersey and $200,000 per insured and $600,000 per event for insureds in other states.

Notwithstanding the above, the CEDING COMPANY and REINSURERS mutually agree that any and all ceded ULTIMATE NET LOSSES in respect of 1994 LOSS OCCURRENCES under Section B of the MIIX Aggregate Excess of Loss Agreement dated December 15, 1992 shall inure to coverages under this Agreement whereby the NET RETAINED LIABILITY of the CEDING COMPANY may be less than the above stated minimum NET RETAINED LIABILITY.

Furthermore, it is warranted that less than 15% of the CEDING COMPANY'S SNEP during the TERM of this Agreement will apply to the business where the CEDING COMPANY'S NET RETAINED LIABILITY is below $750,000 on a per insured and $1,000,000 on a per event basis.



                ARTICLE 8: COVERAGE A DEPOSIT CONSIDERATION AND
                        COVERAGE A ACTUAL CONSIDERATION,
                  COVERAGE A ADDITIONAL COVERAGE CONSIDERATION,
             REINSURERS' EXPENSE CHARGE AND COVERAGE B CONSIDERATION

A.       COVERAGE A DEPOSIT CONSIDERATION AND COVERAGE A ACTUAL CONSIDERATION

         The CEDING COMPANY shall pay to the REINSURERS a DEPOSIT CONSIDERATION of $19,500,000 on January 1, 1994. The DEPOSIT CONSIDERATION shall be deemed credited to the FUNDS WITHHELD ACCOUNT on January 1, 1994 for all purposes hereon including INTEREST CREDIT.

         Commencing with the calendar quarter ending December 31, 1994 and each subsequent calendar quarter end, the CEDING COMPANY shall calculate the required COVERAGE A ACTUAL CONSIDERATION within 45 days of each calendar quarter end. ACTUAL CONSIDERATION shall be based upon the result of dividing ceded ULTIMATE NET LOSSES by SNEP as of each calculation date (hereinafter called the CEDED LOSS RATIO).

         The ACTUAL CONSIDERATION shall be based upon the percentage of SNEP corresponding to the CEDED LOSS RATIO as determined per the table and narrative below:

       Ceded                 Actual                Ceded                 Actual
        Loss             Consideration              Loss             Consideration
       Ratio              (% of SNEP)              Ratio              (% of SNEP)
       -----             -------------             -----             -------------
         0 - 12               9.056                  42                  23.505
         13                   9.132                  43                  24.268
         14                   9.636                  44                  24.773
         15                  10.141                  45                  25.277
         16                  10.559                  46                  25.782
         17                  10.632                  47                  26.286
         18                  10.706                  48                  26.791
         19                  10.779                  49                  27.295
         20                  10.852                  50                  27.800
         21                  10.926                  51                  28.304
         22                  11.085                  52                  28.809
         23                  11.590                  53                  29.313
         24                  12.094                  54                  29.818
         25                  12.599                  55                  30.323
         26                  13.103                  56                  30.827
         27                  13.608                  57                  31.332
         28                  14.112                  58                  31.836
         29                  14.617                  59                  32.341
         30                  15.122                  60                  32.845
         31                  15.626                  61                  33.350
         32                  16.131                  62                  33.854
         33                  16.635                  63                  34.359
         34                  17.140                  64                  34.863
         35                  17.644                  65                  35.368
         36                  18.149                  66                  35.872
         37                  19.171                  67                  36.377
         38                  20.107                  68                  36.882
         39                  21.042                  69                  37.386
         40                  21.978                  70                  37.891
         41                  22.741

         If CEDED LOSS RATIOS are between the above table loss ratios, the ACTUAL CONSIDERATION percentage of SNEP shall be pro-rated between the table CEDED LOSS RATIO values.

         The ACTUAL CONSIDERATION shall be equal to the cumulative SNEP multiplied by the percentage determined by the above narrative and table calculations.

         The CEDING COMPANY shall credit the FUNDS WITHHELD ACCOUNT for this ACTUAL CONSIDERATION less all prior payments of ACTUAL CONSIDERATION adjustments and DEPOSIT CONSIDERATION. If the sum of the prior payments of ACTUAL CONSIDERATION adjustments and DEPOSIT CONSIDERATION exceed the ACTUAL CONSIDERATION amount due, the CEDING COMPANY shall debit the FUNDS WITHHELD ACCOUNT for such return ACTUAL CONSIDERATION adjustment.

         All COVERAGE A ACTUAL CONSIDERATION adjustments and DEPOSIT CONSIDERATION shall be deemed to be credited or (debited) from the FUNDS WITHHELD ACCOUNT as of January 1, 1994 for INTEREST CREDIT purposes hereon. Therefore, any adjustments to increase COVERAGE A ACTUAL CONSIDERATION shall result in an INTEREST CREDIT from January 1, 1994 to date for such adjustment. Any adjustments to decrease the COVERAGE A ACTUAL CONSIDERATION shall result in a reduction of INTEREST CREDIT from January 1, 1994 to date for such adjustment.

B.       COVERAGE A ADDITIONAL COVERAGE CONSIDERATION

         In addition to COVERAGE A ACTUAL CONSIDERATION, the CEDING COMPANY shall credit the FUNDS WITHHELD ACCOUNT for an amount equal to 43% of additional coverage, if any, provided by REINSURERS. All such CONSIDERATION, if any, shall be credited to the FUNDS WITHHELD ACCOUNT as of January 1, 1994.

C.       REINSURERS' EXPENSE CHARGE

         The COMPANY shall pay REINSURERS a REINSURERS' EXPENSE CHARGE equal to X%, as detailed in the table below, of all ACTUAL CONSIDERATION, including the DEPOSIT CONSIDERATION, by direct payment to REINSURERS hereon.

         X shall provisionally be 6.9% as respects DEPOSIT CONSIDERATION for purposes of calculation and payment upon consummation of this Agreement. The REINSURERS' EXPENSE CHARGE on both the DEPOSIT CONSIDERATION and ACTUAL CONSIDERATION adjustments shall be determined, redetermined and paid annually within 60 days in arrears of each calendar year end. Payments shall be made by direct payment from the debtor to creditor party at such times.

         There shall be no interest paid to REINSURERS on REINSURERS' EXPENSE CHARGE paid or refund of interest on REINSURERS' EXPENSE CHARGE which is refunded under this Agreement, upon return ACTUAL CONSIDERATION adjustments, if any.

         X% shall be based upon CEDED LOSS RATIO bands as follows:

                             CEDED LOSS RATIO                                    X%
                             ----------------                                    --
                 Greater than or equal to     0%  Less than or equal to  26.0%  5.9
                             Greater than  26.0%  Less than or equal to  32.0%  6.9
                             Greater than  32.0%  Less than or equal to  38.0%  7.9
                             Greater than  38.0%  Less than or equal to  44.0%  6.9
                             Greater than  44.0%  Less than or equal to  60.0%  5.9
                             Greater than  60.0%                                6.9


         For purposes of INTEREST CREDIT hereon as per ARTICLE 11, Section C, all REINSURERS' EXPENSE CHARGE shall be deemed debited or credited as applicable from the FUNDS WITHHELD ACCOUNT as of January 1, 1994.

D.       COVERAGE B CONSIDERATION

         The CEDING COMPANY shall credit to the FUNDS WITHHELD ACCOUNT as of January 1, 1994, a COVERAGE B CONSIDERATION equal to 33% of DEPOSIT CONSIDERATION on or before February 15, 1995 to maintain coverage for COVERAGE B. If, however, the CEDING COMPANY warrants no losses to COVERAGE B under this Agreement, the COVERAGE B CONSIDERATION shall be waived in its entirety.



                         ARTICLE 9: OFFSET AND SECURITY

A. Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of CONSIDERATION or losses and allocated LOSS ADJUSTMENT EXPENSES or otherwise, due from such party to another party under this Agreement, against any amounts, whether on account of CONSIDERATION or losses and allocated LOSS ADJUSTMENT EXPENSES or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming REINSURERS or CEDING COMPANY in this Agreement.

B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive CONSIDERATION or loss payments at any time from such other party ("Collateral"), to secure its CONSIDERATION or loss obligations to such other party at any time under this Agreement ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

C. The security interest described herein, and the term "Collateral", shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.


                    ARTICLE 10: REPORTS AND LOSS SETTLEMENTS

A. Within 45 days following the end of each calendar quarter, the CEDING COMPANY will report in writing to the REINSURERS:

         1.       SNEP for the quarter and cumulative SNEP.

         2.       CONSIDERATION calculations as necessary.

         3. Summary of subject ULTIMATE NET LOSSES paid during the period and inception to date.

         4. Summary of ULTIMATE NET LOSSES outstanding including a report of incurred but not reported amounts.

         5. The amount of ULTIMATE NET LOSSES ceded to this Agreement for the period and inception to date indicating amounts due and outstanding.

         6. Any other information needed by the REINSURERS to evaluate this Agreement which is reasonably available to the CEDING COMPANY.

         7. A report detailing the activity and balance within the FUNDS WITHHELD ACCOUNT.

B.       1.       COVERAGE A LOSS SETTLEMENTS

                  Following each December 31 report, the REINSURERS shall pay all cumulative ULTIMATE NET LOSSES Paid in respect of BUSINESS COVERED by the CEDING COMPANY on and after January 1, 1994 in excess of the CEDING COMPANY'S Retention subject to the AGGREGATE LIMITS hereon. Payment shall be made on each succeeding February 28, or sooner if paid by REINSURERS from other funds of the REINSURERS. If paid by deduction from the FUNDS WITHHELD ACCOUNT, this account shall be debited on the FEBRUARY 28 following each December 31 report. Loss reimbursement at any calendar year shall be equal to the amount of such cumulative ULTIMATE NET LOSSES Paid at each date in excess of the Retention less net loss reimbursements previously made by the REINSURERS, subject to the AGGREGATE LIMITS in accordance with Section A of ARTICLE 5: COVERAGES AND AGGREGATE LIMITS.

         2.       COVERAGE B AND C LOSS SETTLEMENTS

                  Following each December 31 report, the REINSURERS shall pay all covered COVERAGE B ULTIMATE NET LOSSES paid by the CEDING COMPANY on and after January 1, 1994 in respect of BUSINESS COVERED subject to and in accordance with Section B of ARTICLE 5: COVERAGES AND AGGREGATE LIMITS. Payment shall be made on each succeeding February 28, or sooner if paid by REINSURERS from other funds of the REINSURERS. If paid by deduction from the FUNDS WITHHELD ACCOUNT, this account shall be debited on the FEBRUARY 28 following each December 31 report.

         3.       ORDER OF SETTLEMENTS

                  All loss payments under B.1. and B.2., including all COMMUTATION payments, if any, above will be firstly made by deduction from the CONSIDERATION and then from the INTEREST CREDIT components of the FUNDS WITHHELD ACCOUNT by the CEDING COMPANY until depleted. Thereafter, REINSURERS shall pay from other funds of REINSURERS subject to all of the terms hereon.



               ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT
                               AND INTEREST CREDIT

A.       PROFIT SHARING

         Upon finalization of the payment of all losses recoverable hereon and/or COMMUTATION amounts, if any, the REINSURERS will relinquish to the CEDING COMPANY 100% of the remaining FUNDS WITHHELD ACCOUNT balance, if any. Payment of PROFIT SHARING in accordance with this ARTICLE shall release the REINSURERS from all current and future liability hereunder.

B.       FUNDS WITHHELD ACCOUNT

         For purposes of this Article, the CEDING COMPANY shall maintain a cumulative FUNDS WITHHELD ACCOUNT comprised of the following:

         1. The FUNDS WITHHELD ACCOUNT at December 31, 1993 shall be equal to zero.

         2. The FUNDS WITHHELD ACCOUNT at each subsequent year end shall be equal to:

                  a. The FUNDS WITHHELD ACCOUNT at the end of such prior year; plus

                  b. Any amounts credited or debited during the year for the following:

                           COVERAGE A DEPOSIT CONSIDERATION, COVERAGE A ACTUAL CONSIDERATION adjustments, COVERAGE A ADDITIONAL COVERAGE CONSIDERATION and COVERAGE B CONSIDERATION adjustments, if any; less

                  c.       REINSURERS' EXPENSE CHARGE, if any; plus

                  d.       INTEREST CREDIT; less

                  e. Ceded ULTIMATE NET LOSSES paid under this Agreement for the prior year from the FUNDS WITHHELD ACCOUNT (including COMMUTATION payments).

         The CEDING COMPANY shall report balances quarterly to the REINSURERS as soon as practicable.

         The REINSURERS shall not transfer or assign their rights to the FUNDS WITHHELD ACCOUNT hereon unless this Agreement is surrendered and a new Agreement is issued. Under any and all circumstances, the CEDING COMPANY must make a book entry of a transfer or assignment in order for such transfer or assignment to be valid.

C.       INTEREST CREDIT

         The CEDING COMPANY shall credit the FUNDS WITHHELD monthly at each month end with interest calculated by applying a monthly rate equal to one-twelfth (1/12th) of the percentage stipulated below multiplied by the actual daily average FUNDS WITHHELD ACCOUNT balance for the respective calendar month, where the percentage equals:

         8% if the 12 month U.S. Treasury Bill rate is 8% or less:

         or

         8% + 50% of the amount by which the 12 month U.S. Treasury Bill rate is greater than 8%.

         The 12 month U.S. Treasury Bill rate to be used each year is the rate in effect on the first business day of each year as reported in the Wall Street Journal on the second business day of each year.

         INTEREST CREDIT shall continue even in the event of the COMPANY'S insolvency.



              ARTICLE 12: LIABILITY OF THE REINSURER AND CURRENCY

A. The liability of the REINSURER shall follow that of the CEDING COMPANY in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the CEDING COMPANY'S policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

B. Nothing herein shall in any manner create any obligation or establish any rights against the REINSURER in favor of any third party or any persons not parties to this Contract.

C. All of the provisions of this Agreement involving dollar amounts are expressed in terms of United States dollars and all CONSIDERATION and loss and allocated LOSS ADJUSTMENT EXPENSE payments hereunder shall be made in United States Dollars.


                            ARTICLE 13: COMMUTATION

The CEDING COMPANY shall have the sole option, effective at any calendar year end on or after December 31, 1994 to commute all Coverage A and B ceded liability outstanding hereunder. At COMMUTATION, the REINSURERS shall pay to the CEDING COMPANY the lesser of:

A. The present value of COVERAGE A and COVERAGE B, if any, ceded outstanding loss and allocated LOSS ADJUSTMENT EXPENSE reserves as determined by a loss reserve analysis conducted by an independent actuarial firm acceptable to both the CEDING COMPANY and the REINSURERS, with the CEDING COMPANY bearing the cost of such analysis; or

B. The existing value of the FUNDS WITHHELD ACCOUNT (as defined in ARTICLE 11: PROFIT SHARING, FUNDS WITHHELD ACCOUNT AND INTEREST CREDIT) at the COMMUTATION date.

Said payment shall constitute, together with the PROFIT SHARING payment, a full and final settlement of all terms of this Agreement; the CEDING COMPANY will execute a hold harmless agreement so stating and the REINSURERS will be thereby released from all current and future liability hereunder.

COMMUTATION payments in accordance with this Article shall be treated as losses and allocated LOSS ADJUSTMENT EXPENSES paid under this Agreement for determination of the FUNDS WITHHELD ACCOUNT.



                  ARTICLE 14: EXCESS OF ORIGINAL POLICY LIMITS

This Agreement shall protect the CEDING COMPANY, within the limits hereof, for 80% of loss in excess of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the CEDING COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purpose of this Article, the word "loss" shall mean any amounts for which the CEDING COMPANY would have been contractually liable to pay had it not been for the limit of the original policy.

                   ARTICLE 15: EXTRA CONTRACTUAL OBLIGATIONS

A. This Agreement shall protect the CEDING COMPANY for 80% of any EXTRA CONTRACTUAL OBLIGATIONS within the limits hereof. The term "EXTRA CONTRACTUAL OBLIGATIONS" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the CEDING COMPANY to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which any EXTRA CONTRACTUAL OBLIGATION is incurred by the CEDING COMPANY shall be deemed, in all circumstances, to be the date of the original LOSS OCCURRENCE.

C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the CEDING COMPANY acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


                        ARTICLE 16: ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay and notification, omission or error is rectified upon discovery.



                         ARTICLE 17: ACCESS TO RECORDS

The CEDING COMPANY shall place at the disposal of the REINSURERS at all reasonable times, and the REINSURERS shall have the right to inspect, through its authorized representatives, all books, records, and papers of the CEDING COMPANY in connection with any reinsurance hereunder, or claims in connection herewith.

The REINSURERS agree that they will not disclose any confidential information obtained by it hereunder to parties not subject to this Agreement except under the following circumstances and then only as necessary.

A. When disclosure of such information is required in the normal course of REINSURERS' business; or

B.       With the prior written consent of the CEDING COMPANY; or

C. When REINSURERS are required by a subpoena or court order to disclose such information. The REINSURERS shall promptly notify the CEDING COMPANY of any attempt by a third party to obtain from it any such confidential information.

REINSURERS will provide CEDING COMPANY or its designated representative with such information as REINSURER and CEDING COMPANY may agree is necessary to the CEDING COMPANY'S handling of the business reinsured herein.

The obligation contained in the provision shall survive termination of this Agreement.



                          ARTICLE 18: ACTUARIAL REVIEW

Should the REINSURERS desire at any time to review the loss reserves established by the CEDING COMPANY as respects COVERAGE A and COVERAGE B ULTIMATE NET LOSSES, the REINSURERS shall select an independent actuarial firm acceptable to the CEDING COMPANY to perform a reserve analysis. The costs of any reserve analysis performed under this Article will be borne by the REINSURERS hereon. Such a review shall be subject to the provisions of ARTICLE 17: ACCESS TO RECORDS.



                        ARTICLE 19: LOSS RESERVE FUNDING

The REINSURERS will maintain appropriate reserves with respect to their share of the loss reserves ceded and required under the terms of this Agreement which are reported by the CEDING COMPANY on the BUSINESS COVERED of this Agreement.

During the TERM of this Agreement the REINSURERS agree to provide a clean, irrevocable and unconditional Letter of Credit in favor of the CEDING COMPANY issued by a bank acceptable to the CEDING COMPANY adjusted to at all times be equal to the ceded cumulative ULTIMATE NET LOSSES outstanding hereunder less the FUNDS WITHHELD ACCOUNT balance at such dates. Such Letter of Credit shall be in the form, amount, and with an acceptable NAIC bank required to allow the CEDING COMPANY to take Full Statutory Credit for amounts recoverable under this Agreement.

The CEDING COMPANY also agrees to not make drawings upon the Letter of Credit provided by the REINSURERS for any purpose other than to reimburse the CEDING COMPANY for loss settlements due under this Reinsurance Agreement for which one or more of the REINSURERS are in default by more than seven days and provided that the CEDING COMPANY shall give the REINSURERS three days written notice prior to making any drawings.

The CEDING COMPANY shall reimburse the REINSURERS for annual security cost equal to .5% of the amount of Letter of Credit issued or maintained hereon as of each December 31st. The REINSURERS shall request such reimbursement whereupon the CEDING COMPANY shall make payment by direct wire transfer to the REINSURERS. All such amounts shall not be deducted from the FUNDS WITHHELD ACCOUNT.

                    ARTICLE 20: FUNDS WITHHELD TRUST ACCOUNT

In the event that the CEDING COMPANY experiences any one of the following circumstances, the REINSURERS may require a Trust Fund, with an independent bank, to be established for purposes of collateralizing the FUNDS WITHHELD ACCOUNT hereon:

         1.       The CEDING COMPANY'S A.M. Best's Rating is downgraded below
                  B+; or

         2. The CEDING COMPANY'S combined statutory capital and surplus falls below $60 million; or

         3. The CEDING COMPANY effects both a change in ownership form such that the resulting ownership extends beyond the insureds of the COMPANY and there is a change in the office of President.

The CEDING COMPANY shall fully and promptly comply with such request from the REINSURERS. The CEDING COMPANY shall transfer marketable assets with a market value equal to the required FUNDS WITHHELD ACCOUNT balance within 30 days from the REINSURERS' request to do so. The CEDING COMPANY shall also transfer additional assets to the TRUST FUND, if needed, to maintain the TRUST FUND balance to be equal to the FUNDS WITHHELD requirement at each calendar quarter end including the requisite INTEREST CREDIT required hereon.



                             ARTICLE 21: INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, the reinsurance under this Agreement shall be payable by the REINSURERS (on the basis of the liability of the CEDING COMPANY under the policy or policies reinsured without diminution because of the insolvency of the CEDING COMPANY) to the CEDING COMPANY or to its liquidator, receiver or statutory successor.

B. It is agreed, however, that liquidator or receiver or statutory successor of the insolvent CEDING COMPANY shall give written notice to the REINSURERS of the pendency of a claim against the insolvent CEDING COMPANY on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, the REINSURERS may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator or receiver or statutory successor. Accidental failure to give such notice shall not excuse the obligation unless REINSURERS are substantially prejudiced by the failure to give such notice. The expense thus incurred by the REINSURERS shall be chargeable, subject to court approval, against the insolvent CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURERS.

C. Should the CEDING COMPANY go into liquidation or should a receiver be appointed, the REINSURERS shall be entitled to deduct from any sums which may be or may become due to the CEDING COMPANY under this Agreement any sums which are due to the REINSURERS by the CEDING COMPANY under this Agreement and which are payable at a fixed or stated date, as well as any other sums due the REINSURERS which are permitted to be offset under applicable law.


                            ARTICLE 22: ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereinafter arising with respect to this Agreement, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the CEDING COMPANY, the other by the REINSURER, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Agreement as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from the following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. The decision shall be made in writing and will state the factual and legal basis supporting such decision. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one REINSURER is involved in the same dispute, all such REINSURERS shall constitute and act as one party for purposes of this ARTICLE and communications shall be made by the CEDING COMPANY to each of the REINSURERS constituting one party provided, however, that nothing herein shall impair the rights of such REINSURERS to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the REINSURERS participating under the terms of this Agreement from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties. Any arbitration shall be conducted in Lawrenceville, New Jersey.


                ARTICLE 23: CHANGES IN ADMINISTRATIVE PRACTICES

If any intentional or unintentional change in the CEDING COMPANY'S processing or payment of claims materially increases the REINSURER'S economic loss under this Agreement from what the economic loss would have been if there had been no such change, the REINSURERS shall prepare, and the CEDING COMPANY shall accept, an adjustment of the portion of claims which is reimbursable, or any adjustments which will make the REINSURER'S risk position equivalent to that which would have been obtained under this Agreement if there had been no such change. The REINSURERS shall have the right to use auditing techniques, sampling techniques, or to otherwise investigate the nature and effect of any such change in administrative practices or of any possible compensatory adjustment therefore. Any dispute with respect to such adjustment shall be resolved by arbitration as provided in ARTICLE 22: ARBITRATION.



                               ARTICLE 24: TAXES

The CEDING COMPANY is solely liable for any FEDERAL EXCISE TAX (FET) applicable to this Agreement. Any FET to be paid shall be paid directly by the CEDING COMPANY to the taxing authorities and is in addition to the CONSIDERATION. No deduction shall be made from the FUNDS WITHHELD ACCOUNT.



                          ARTICLE 25: SERVICE OF SUIT

It is agreed that in the event of the failure of REINSURERS hereon to pay any amount claimed to be due hereunder, REINSURERS hereon, at the request of the CEDING COMPANY will submit to the jurisdiction of a court of competent jurisdiction within the United States. The foregoing shall not constitute a waiver of the right of the REINSURERS to commence any suit in, or to remove, remand or transfer any suit to any other court of competent jurisdiction in accordance with the applicable statutes of the state or United States pertinent thereto. It is further agreed that this Agreement shall be governed by the laws of the State of New Jersey.

It is further agreed that service of process in such suit may be made upon Kroll & Tract, 520 Madison Avenue, New York, New York 10022-4235, United States of America and that in any suit instituted against any one of them upon this Agreement, REINSURERS will abide by the final decision of such Court of any Appellate Court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of REINSURERS in any suit and/or upon the request of the CEDING COMPANY to give a written undertaking to the CEDING COMPANY that they will enter a general appearance upon REINSURERS' behalf in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or District of the United States which makes provision therefor, REINSURERS hereon hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the CEDING COMPANY or any beneficiary hereunder arising out of this Agreement, and hereby designate the above named as the person to whom said officer is authorized to mail such process or a true copy thereof



                           ARTICLE 26: NO ASSIGNMENT

The CEDING COMPANY and the REINSURERS hereon hereby agree that neither party shall have the right to assign its respective interests and liabilities, including the FUNDS WITHHELD, under this Agreement. Notwithstanding the above, this clause shall not restrict the CEDING COMPANY from making investments it deems appropriate.



                            ARTICLE 27: INTERMEDIARY

Pegasus Advisors, Inc., Two Northington Place, 35 Tower Lane, Avon, Connecticut 06001, is hereby recognized as the INTERMEDIARY negotiating this Agreement for all business hereunder and through whom all communications relating hereto (including but not limited to notices, statements and reports) shall be transmitted to both parties. It is understood, as regards remittances due either party hereunder, that payment by the CEDING COMPANY to the INTERMEDIARY, shall constitute payment to the REINSURER but payment by the REINSURER to the INTERMEDIARY shall only constitute payment to the CEDING COMPANY to the extent such payments are actually received by the CEDING COMPANY. Notwithstanding the foregoing, it is agreed that all payments will be direct from the REINSURER to the CEDING COMPANY, or from the CEDING COMPANY to the REINSURER, as appropriate.

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                   COMBINED AGGREGATE AND CASUALTY CATASTROPHE
                        EXCESS OF LOSS REINSURANCE TREATY
                           EFFECTIVE: JANUARY 1, 1994

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                      SCANDINAVIAN REINSURANCE COMPANY LTD.
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 50.00% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED AGGREGATE AND CASUALTY CATASTROPHE EXCESS OF LOSS REINSURANCE TREATY,
Effective: January 1, 1994 issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.



IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 27 day of September 1996,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /s/ Hugo Kostelni
         -------------------------------------------------------

In Hamilton, Bermuda this 6th day of September 1996, For and on Behalf of Scandinavian Reinsurance Company Ltd.

By:      /s/ W. David Brining          /s/  Jens Juul  [SEAL]
         -------------------------------------------------------

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                   COMBINED AGGREGATE AND CASUALTY CATASTROPHE
                        EXCESS OF LOSS REINSURANCE TREATY
                           EFFECTIVE: JANUARY 1, 1994

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                       HANNOVER REINSURANCE (IRELAND) LTD.
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 40.00% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED AGGREGATE AND CASUALTY CATASTROPHE EXCESS OF LOSS REINSURANCE TREATY, Effective January 1, 1994, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 27 day of September 1996,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey

By:      /S/ Hugo Kostelni
         -------------------------------------------------------

In Dublin, Ireland, this 17th day of September 1996 For and on Behalf of Hannover Reinsurance (Ireland) Ltd.

By:      /S/  Dietmar Stenzel               [SEAL]
         -------------------------------------------------------

                       INTERESTS AND LIABILITIES AGREEMENT

                                     TO THE

                   COMBINED AGGREGATE AND CASUALTY CATASTROPHE
                        EXCESS OF LOSS REINSURANCE TREATY
                           EFFECTIVE: JANUARY 1, 1994

                                     BETWEEN

                 MEDICAL INTER-INSURANCE EXCHANGE OF NEW JERSEY
                            LAWRENCEVILLE, NEW JERSEY
                   (HEREINAFTER REFERRED TO AS THE "COMPANY")

                                       AND

                   EISEN UND STAHL REINSURANCE (IRELAND) LTD.
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")

It is hereby mutually agreed that the Reinsurer shall have a 10.00% share in the interests and liabilities as set forth in the document attached hereto entitled "COMBINED AGGREGATE AND CASUALTY CATASTROPHE EXCESS OF LOSS REINSURANCE TREATY,
Effective: January 1, 1994, issued to Medical Inter-Insurance Exchange of New Jersey". The share of the Reinsurer shall be separate and apart from the shares of the other reinsurers and shall not be joint with those of the other reinsurers and the Reinsurer shall in no event participate in the interest and liabilities of the other reinsurers.

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Agreement, in triplicate, as of the dates undermentioned.


In Lawrenceville, New Jersey, this 27 day of September 1996,
For and on Behalf of Medical Inter-Insurance Exchange of New Jersey


By:      /s/ Hugo Kostelni
         -------------------------------------------------------


In Dublin, Ireland, this 17th day of September 1996 For and on Behalf of Eisen und Stahl Reinsurance (Ireland) Ltd.


By:      /s/ D. Stenzel                     [SEAL]
         -------------------------------------------------------